Exhibit 10.39
CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call / Coll		Officer
$22,000,000.00	12-14-2005	09-05-2006	202359	510 / 055	Account	PLL	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing ***** has been omitted due to text length limitations

Borrower:	Syntax Corporation	Lender:	Preferred Bank
	Syntax Groups Corporation		Diamond Bar
	20480 E. Business Parkway		1373 S. Diamond Bar Blvd.
	City of Industry, CA 91789		Diamond Bar, CA 91765

Principal Amount: $22,000,000.00	Initial Rate: 7.750%	Date of Agreement: December 14, 2005
DESCRIPTION OF EXISTING INDEBTEDNESS. A line of credit facility as evidenced by a Promissory Note and by a Business Loan and Security Agreement dated as of September 28, 2005 in the original Principal Amount of $20,000,000.00 executed by Borrower in favor of Lender.
DESCRIPTION OF CHANGE IN TERMS. The total commitment of this facility is hereby TEMPORARILY Increased from $20,000,000.00 to $22,000,000.00. The $2,000,000.00 increase is for the sublimit for Trust Receipts ONLY thereby temporarily increasing the sublimit of $5,000,000.00 for trust receipts, as set forth in Sections 2.1(f), to $7,000,000.00, but subject to all other terms and conditions of the Business Loan and Secuirty Agreement. On February 27, 2006, the line will revert to it’s original amount of $20,000,000.00 and the trust receipts sublimit will revert back to a maximum of $5,000,000.00. All other terms and conditions shall remain the same.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
BUSINESS LOAN AND SECURITY AGREEMENT. Reference is hereby made to that certain Business Loan and Security Agreement dated as of September 28, 2005 for additional terms and conditions. All references in the Business Loan and Security Agreement to “Obligations” shall include the obligations evidenced by this Agreement.
SUPPORTING DOCUMENTS. This loan is supported by five Commercial Guarantys.
PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
CHANGE IN TERMS SIGNERS:
SYNTAX CORPORATION

By:	James Ching Hua Li	By:	Thomas Man Kit Chow

	James Ching Hua Li, President of		Thomas Man Kit Chow, Secretary
	Syntax Corporation		of Syntax Corporation
SYNTAX GROUPS CORPORATION

By:	James Ching Hua Li	By:	Thomas Man Kit Chow

	James Ching Hua Li, President of		Thomas Man Kit Chow, Secretary
	Syntax Corporation		of Syntax Corporation